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                                                                  Exhibit (a)(6)

Guidelines for Certification of Taxpayer Identification Number on Substite Form W-9.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


-------------------------------------------------------------       ---------------------------------------------------------------
                                      GIVE THE NAME AND                                                     GIVE THE NAME AND
                                      SOCIAL SECURITY                                                       SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:             NUMBER OF--                   FOR THIS TYPE OF ACCOUNT:               NUMBER OF--
-------------------------------------------------------------       ---------------------------------------------------------------
1. An individual's account            The individual                9.  A valid trust, estate, or pension   Legal entity (Do not
                                                                        trust                               furnish the
2. Two or more individuals (joint     The actual owner                                                      identifying number of
   account)                           of the account or, if                                                 the personal
                                      combined funds, any                                                   representative or
                                      one of the                                                            trustee unless the
                                      individuals(2)                                                        legal entity itself is
                                                                                                            not designated in the
3. Husband and wife (joint account)   The actual owner of                                                   account title.)(1)
                                      the account or, if
                                      joint funds, either           10. Corporate account                   The organization
                                      person(2)
                                                                    11. Religious, charitable, or           The organization
4. Custodian account of a minor       The minor(3)                      educational organization account
                                      (Uniform Gift to
                                      Minors Act)                   12. Partnership account held in         The partnership
                                                                        the name of the business
5. Adult and minor (joint account)    The adult or, if the
                                      minor is only                 13. Association, club, or other         The organization
                                      contributor, the                  tax-exempt organization
                                      minor(1)
                                                                    14. A broker or registered nominee      The broker or
6. Account in the name of guardian    The ward, minor, or                                                   nominee
   or committee for a designated      incompetent person(4)
   ward, minor, or incompetent                                      15. Account with the Department of      The public
   person                                                               entity Agriculture in the name
                                                                        of a public entity (such as a
7. a. The usual revocable             The grantor-trustee(1)            State or local government,
      savings trust account                                             school district, or prison)
      (grantor is also                                                  that receives agricultural
      trustee)                                                          program payments
                                                                    ---------------------------------------------------------------
   b. So-called trust account that    The actual owner(1)
      is not a legal or valid trust
      under  State law

8. Sole proprietorship account        The owner(5)
-------------------------------------------------------------

(1) List first and circle the name of the legal trust, estate, or pension trust.
(2) List first and circle the name of the person whose number you furnish.
(3) Circle the minor's name and furnish the minor's social security number.
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization, or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

 Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.